  EXHIBIT 10.16

PURCHASE AGREEMENT

This Purchase Agreement (this “Agreement”), is made and entered into this 14th day of November, 2017, by and between MCCABE PETROLEUM CORPORATION, a Texas corporation, with mailing address at 500 W. Texas Ave., Ste. 890, Midland, Texas 79701 (“MPC”) and TORCHLIGHT ENERGY, INC., a Nevada corporation, with mailing address at 5700 W. Plano Pkwy, Ste. 3600, Plano, TX 75093 (“TEI”). MPC and TEI are sometimes hereinafter referred to as the “Parties”.

WHEREAS, MPC is the owner of certain oil and gas leases in Ward County (the “Ward County Leases”) and Winkler County (the “Winkler County Leases”) (collectively the “Leases”), which are more particularly described in Exhibit A, which is attached hereto and incorporated herein for all purposes;

WHEREAS, MPC and TEI believe that if the Ward County Leases and Winkler County Leases were packaged together and sold, the Leases would receive a higher value for both together as compared to each being sold separately;

WHEREAS, in anticipation of the transactions contemplated by the MECO PSA (as defined below), MPC and TEI desire that MPC sell beneficial ownership interest in the Ward County Leases to TEI in exchange for $3.25MM in the form of a promissory note (as further provided in this Agreement below);

WHEREAS, MPC entered into a Purchase and Sale Agreement dated November 9, 2017 (the “MECO PSA”) with MECO IV, LLC (“MECO”) whereby MPC, on behalf of TEI and itself, will sell the Leases to MECO at a closing anticipated to occur on or before November 29, 2017;

WHEREAS, MPC and TEI desire that MPC pay TEI a performance fee in consideration for its successful efforts in obtaining an offer from MECO on behalf of MPC and TEI and assisting in the negotiation of the MECO PSA;

WHEREAS, the Parties have entered into this Agreement to memorialize the terms of their agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby covenant and agree as follows:

1.
Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) will take place at the MPC’s offices or at such other place as agreed upon among the Parties as practicable following fulfillment or waiver of the conditions specified in Section 4 and Section 5 of this Agreement (the “Closing Date”).

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2.
MPC Sale to TEI of Ward County Leases.

a.
Sale. Subject to the terms and conditions of this Agreement, on or before the Closing Date, MPC agrees to sell, assign and convey to TEI all of its beneficial right, title and interest, in the Ward County Leases, any wells located on the lands covered by the Ward County Leases, and all other rights associated or incident to MPC’s ownership of the Ward County Leases (the “Ward Assets”).

b.
Purchase Price. At Closing, TEI agrees to pay MPC Three Million Two Hundred and Fifty Thousand Dollars (the “Purchase Price”) for the Ward Assets in the form of a promissory note as described below.

c.
Promissory Note. At Closing, TEI shall issue to MPC a promissory note for the Purchase Price memorialized by a loan agreement and note in substantial form as to the agreements contained in Exhibit B; containing the following material terms:

1.
The principal amount of the loan shall be Three Million Two Hundred and Fifty Thousand Dollars;

2.
Beginning January 1, 2018, TEI shall pay to MPC monthly installments of the accrued interest of the principal amount;

3.
Interest shall accrue on the principal amount at a rate of 5% per annum; and

4.
On December 31, 2020, the entire principal balance, together with all accrued interest, fees or otherwise, shall be due and payable;

d.
Beneficial Ownership. Unless agreed to otherwise by the Parties in writing, the ownership that TEI shall receive from 2(a) above shall be beneficial ownership only. MPC shall retain record title ownership and shall act as TEI’s agent in selling the Ward Assets as defined herein.

e.
Assignment. At or before Closing, MPC and TEI shall enter into an assignment, bill of sale and conveyance, of the beneficial ownership in the Ward Assets (the “Ward Assignment”) in substantial form as contained in the form contained in Exhibit C, which is attached hereto and incorporated herein for all purposes. The Parties agree that the Ward Assignment shall not be filed in the Ward County public records unless mutually agreed to in writing.

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f.
Power of Attorney.

i.
Grant of Power of Attorney. At or before Closing, TEI hereby grants MPC the right to sell TEI’s beneficial ownership of the Ward Assets to MECO, strictly pursuant to the MECO PSA, doing any and all actions it might do if personally present including, but not limited to the execution, modification and delivery of contracts, deeds, bill of sale, closing statements, notices, certificates and all other documents; the acceptance of the closing funds and the deposit of those funds in TEI’s account as identified, which MPC shall deem necessary, appropriate or expedient for the purpose of closing the sale of the Ward Assets as described herein.

ii.
Effective Date and Termination. This power of attorney shall become effective on the Closing Date and shall expire on: (a) November 29, 2017; (b) revocation by TEI; or (c) resignation of MPC, whichever event occurs first.

iii.
Third Party Reliance. Every instrument executed by MPC in relation to the Ward Assets shall be conclusive evidence in favor of every person claiming any right, title or interest under MPC in the Ward Assets, that at the time of delivery of any such instrument, this Agreement (and any amendments) was in full force and effect; that any such instrument was executed in accordance with the terms and conditions of this Agreement, and that MPC was duly authorized and empowered to execute and deliver such instrument.

iv.
Recording of Agreement. This Agreement shall not be placed on record in the county in which the Leases is situated.

v.
Sales Proceeds. MPC shall pay or direct any sales proceeds from the sale of the Ward Assets to TEI. MPC shall not be liable for any sales proceeds until and unless received.

3.
Performance Fee. At Closing, the Parties agree to the following terms:

a.
Performance Fee: As compensation for marketing and selling the Winkler County Leases as a package and receiving the consideration contemplated by the MECO PSA, MPC agrees to pay or cause to be paid to TEI a performance fee of Two Million Seven Hundred Eighty-One Thousand Five Hundred Dollars ($2,781,500) (the “Performance Fee”).

b.
MPC shall pay TEI the Performance Fee upon MPC receiving the total amount contemplated by the MECO PSA.

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c.
MPC shall not be liable for paying the Performance Fee unless and until MPC receives such sales proceeds from MECO.

d.
TEI agrees that in the event that the purchase price for the MECO transaction is reduced pursuant to the MECO PSA, then the Performance Fee shall be proportionately reduced by the same amount.

4.
Conditions to Closing of MPC. Each obligation of MPC to be performed on the Closing Date shall be subject to the satisfaction of each of the conditions stated in this Section 4, except to the extent that such satisfaction is waived by MPC in writing:

a.
TEI shall provide a corporate resolution of its Board of Directors which approves the transactions contemplated herein and authorizes the execution, delivery and performance of this Agreement and the documents referred to herein to which it is or is to be a party dated as of the Closing Date.

b.
No action, suit or proceeding by or before any court or any governmental or regulatory authority shall have been commenced and no investigation by any governmental or regulatory authority shall have been commenced seeking to restrain, prevent or challenge the transactions contemplated hereby or seeking judgments against TEI.

c.
The closing of the contemplated transactions (the “Transactions”) with MECO in the MECO PSA;

d.
The closing of the transactions contemplated by the Agreement and Plan of Reorganization dated of even date herewith by and among Warwink Properties, LLC, a Texas limited liability, MPC, TEI, and Torchlight Wolfbone Properties, Inc., a Texas corporation.

5.
Conditions to Closing of TEI. Each obligation of TEI to be performed on the Closing Date will be subject to the satisfaction of each of the conditions stated in this Section 5, except to the extent that such satisfaction is waived by TEI in writing.

a.
MPC shall provide a corporate resolution of its Board of Directors, which approves all of the transactions contemplated herein and authorizes the execution, delivery and performance of this Agreement and the documents referred to herein to which it is or is to be a party dated as of the Closing Date.

b.
No action, suit or proceeding by or before any court or any governmental or regulatory authority will have been commenced and no investigation by any governmental or regulatory authority will have been commenced seeking to restrain, prevent or challenge the transactions contemplated hereby or seeking judgments against MPC.

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c.
The closing of the contemplated Transactions with MECO in the MECO PSA;

d.
The closing of the transactions contemplated by the Agreement and Plan of Reorganization dated of even date herewith by and among Warwink Properties, LLC, a Texas limited liability, MPC, TEI, and Torchlight Wolfbone Properties, Inc., a Texas corporation.

6.
Miscellaneous.

a.
No Partnership or Joint Venture. Nothing in this agreement is intended to create and nothing herein or therein shall ever be construed as creating a partnership, joint venture, mining partnership, association or other relationship whereby any party hereto shall ever be held liable for the acts or debts of another. The duties, obligations and liabilities of each of the parties hereto set forth in this agreement shall be several and not joint so that any party shall be liable only for its proportionate share of the duties, obligations and liabilities under the terms of this Agreement.

b.
Amendment; Waiver. Neither this Agreement nor any provision hereof may be amended, modified or supplemented unless in writing, executed by all the parties hereto. Except as otherwise expressly provided herein, no waiver with respect to this Agreement shall be enforceable unless in writing and signed by the party against whom enforcement is sought. Except as otherwise expressly provided herein, no failure to exercise, delay in exercising, or single or partial exercise of any right, power or remedy by any party, and no course of dealing between or among any of the parties, shall constitute a waiver of, or shall preclude any other or further exercise of, any right, power or remedy.

c.
Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if in writing and delivered in Person or sent by registered or certified mail (return receipt requested) or nationally recognized overnight delivery service, postage pre-paid, addressed as follows, or to such other address has such party may notify to the other parties in writing:

If to MPC	Greg McCabe
500 W. Texas, Suite 890
Midland, Texas 79701

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with a copy to:	Michael J. Dawson
Dawson Parrish, PC
309 W. 7th St, Ste. 915
Fort Worth, Texas 76102

If to TEI	Torchlight Energy, Inc.
Attn: John Brda, President
5700 W. Plano Parkway, Suite 3600
Plano, Texas 75093

with a copy to:	Robert D. Axelrod
Axelrod, Smith & Kirshbaum
5300 Memorial Drive, Suite 1000
Houston, Texas 77007

Jared G. LeBlanc
LeBlanc Law PC
1111 North Loop West, Suite 705
Houston, Texas 77008

A notice or communication will be effective (i) if delivered in Person or by overnight courier, on the business day it is delivered and (ii) if sent by registered or certified mail, three (3) business days after dispatch.

Any party may change its address by sending written notice to all Parties to this Agreement.

d.
Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

e.
Assignments. This agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This agreement may not be assigned by any party hereto except with the prior written consent of the other party and any such assignment not consented to shall be void and of no force or effect. All assignments, conveyances or any other agreement by any party to this Agreement or their respective successors and permitted assigns transferring any right under this Agreement either express or implied must be made in writing expressly making such transfer of rights conditional and subject to this Agreement.

f.
Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas without regard to principles of conflict of laws. In any action between or among any of the parties, whether arising out of this Agreement or otherwise, each of the parties irrevocably consents to the exclusive jurisdiction and venue of the federal and state district courts located in Midland County, Texas.

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g.
Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

h.
Section Headings. The section and subsection headings in this Agreement are used solely for convenience of reference, do not constitute a part of this Agreement, and shall not affect its interpretation.

i.
Further Assurances. Each party covenants that at any time, and from time to time, whether before or after the closing date, it will execute such additional instruments and take such actions as may be reasonably be requested by the other parties to confirm or perfect or otherwise to carry out the intent and purposes of this Agreement.

j.
Attorney Review - Construction.  In connection with the negotiation and drafting of this Agreement, the parties represent and warrant to each other that they have had the opportunity to be advised by attorneys of their own choice and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments hereto.

k.
Parties Bound. All the rights and obligations arising under this Agreement will be binding on the parties’ respective successors, heirs, and assigns.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE.]

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IN WITNESS WHEREOF, the undersigned have executed this Purchase Agreement to become effective as of the date of execution.

MCCABE PETROLEUM CORPORATION

By:	/s/ Greg McCabe, Sr.
Greg McCabe, Sr., President

TORCHLIGHT ENERGY, INC.

By:	/s/ John Brda
John Brda, President

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ACKNOWLEDGEMENTS

STATE OF _________
COUNTY OF _______

Before me personally appeared John Brda, President of Torchlight Energy, Inc., to me well known and known to me to be the person described in and who executed the foregoing instrument, and acknowledged to and before me that he executed said instrument for the purposes therein expressed.

WITNESS my hand and official seal in the State and County aforesaid, this day of ________________________, 2017.

____________________________________
Notary Public
(SEAL)	State of _____________
My Commission Expires: ______________

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EXHBIT A
LEASES AND LANDS

WARD:

WINKLER:

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EXHIBIT B
NOTE AND LOAN AGREEMENT

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EXHIBIT C
ASSIGNMENT, BILL OF SALE AND CONVEYANCE OF
BENEFICIAL OWNERSHIP

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